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                                                                EXHIBIT 99(b)(1)

                              CUSTOMER AGREEMENT

                                                  Account No.
                                                             ----------
Alex. Brown & Sons
     INCORPORATED
135 E. Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

     In consideration for your accepting and carrying for the undersigned one or more accounts, the undersigned hereby consents and agrees that:

     1. MARGIN REQUIREMENTS: The undersigned will maintain such securities and other property in the accounts of the undersigned for margin purposes as you shall require from time to time.

     2. PAYMENT OF INDEBTEDNESS UPON DEMAND: The undersigned shall at all times be liable for the payment of any debit balance or other obligations owing in any of the accounts of the undersigned with you, and the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned;
and the undersigned shall make payment of such obligations and indebtedness upon demand. Additionally, the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with you, including, but nor limited to, attorney's fees, incurred and payable or paid by you shall be payable to you by the undersigned.

     3. LIEN: All securities belonging to the undersigned now or hereafter held, carried or maintained by you in your possession and control for any purpose, in or for any account of the undersigned, now or hereafter opened, including any accounts in which the undesigned may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the undersigned to you, and are to be held by you as security for the payment of any liability or indebtedness of the undersigned to you in any of said accounts. You shall have the right to transfer securities and other property so held by you from or to any other of the accounts of the undersigned whenever in your judgment you consider such a transfer necessary for your protection. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

     4. LIQUIDATION: You shall have the right, in accordance with your general policies regarding your margin maintenance requirements, as such may be modified, amended or supplemented from time to time, or if, in you discretion you consider it necessary for your protection to require additional collateral at an earlier or later point in time than called for by said general policies, or in the event that a petition in bankruptcy, or for appointment of a receiver in filed by or against the undersigned, or an attachment is levied against the accounts of the undersigned, or in the event of the death of the undersigned, to sell any or all securities and other property belonging to the undersigned in the accounts of the undersigned with you, whether carried individually or jointly with others, to buy any or all securities and other property which may be short in such accounts, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase, or other notice or advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale; and you may be the purchasers for your own account.

     5. PLEDGE OF SECURITIES AND OTHER PROPERTY: All securities and other property now or hereafter held, carried or maintained by you in your possession in any account of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other securities and other property for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining to your possession or control for delivery a like amount of similar securities or other property.

    6. INTEREST AND SERVICE CHARGES: Debit balances in each account of the undersigned will be charged in accordance with your usual custom, and the undersigned agrees to pay, interest at a rate permitted by the laws of the State of Maryland. In addition, you may charge and collect from each such account a service charge for the collection, crediting and disbursement of income and the furnishing of income tax and other information. Such interest and service charge will be computed in each account of the undersigned on the net daily debit balance, which is computed by combining all debit and balances and credit balances in each account with the exception of credit balances associated with short security positions.

     7. CHANGES IN RATES OF INTEREST AND SERVICE CHARGES: The annual rate of interest will be 1/2% to 2% above the average prevailing call money rate for the period for which the interest computation is made. The rate of interest may be changed without notice in accordance with fluctuations in the call money rate. Prior written notice will be given in connection with increases in the rate and amount of interest or service charges for any other reason. Charges in the rate and amount of interest or service charges for whatever reason will be disclosed in regular statements provided by you to the undersigned.

     8. ACCOUNTS CARRIED AS CLEARING BROKER: If you are carrying the account of the undersigned as clearing broker by arrangement with another broker through whose courtesy the account of the undersigned has been introduced, then until receipt from the undersigned of written notice to the contrary, you may accept from such other broker, without inquiry or investigation by you: (i) orders for the purchase or sale in said account of securities and other property on margin or otherwise; and (ii) any other instructions concerning said account. You shall not be responsible or liable for any acts or omissions of such other broker or its employees.

     9. APPLICABLE RULES AND REGULATIONS: All transactions for the undersigned shall be subject to the provisions of the Securities Exchange Act of 1934, as amended, and to the rules and regulations promulgated by the Securities and Exchange Commission and the Federal Reserve Board, and to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, where executed by you or your agents.

     10. THE LAWS OF THE STATE OF MARYLAND GOVERN: This agreement and its enforcement shall be governed by the laws of the State of Maryland; shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall inure to the benefit of your successors whether by merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns, and this agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

     11. COMMUNICATIONS: Communications may be sent to the undersigned at the address of the undersigned or at such other address as the undersigned may hereafter give you in writing, and all communications so sent, whether by














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mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

     12. JOINT AND SEVERAL LIABILITY: If the undersigned shall consist of more than one individual, their obligations under this agreement shall be joint and several.

     13. WAIVER: Your failure to exercise any right or privilege granted to you hereby or any waiver by you of the exercise of the same at any time shall not constitute a waiver thereof on any subsequent occasion; nor shall any notice or demand addressed by you to the undersigned, nor any forbearance on your part, constitute a waiver of any such right or privilege.

     14. EXTRAORDINARY EVENTS: You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond your control.

     15. REPRESENTATION AS TO CAPACITY TO ENTER INTO AGREEMENT: The undersigned, if an individual, represents that the undersigned is full age, and that unless you have been notified thereof in writing the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing either as a broker or as principal in securities, bills or exchange, acceptances or other forms of commercial paper. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.

     16. SEPARABILITY: If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

     17. TRUTH IN LENDING STATEMENT: The undersigned acknowledges receipt of your pamphlet, entitled "To Our Customers," which sets forth the terms and conditions under which interest and service charges will be applied.

                                  SIGNATURES

      (Please sign in the appropriate spaces provided immediately below and in the Lending Agreement section.)

         (Individuals)                                 (Partnership)

       /s/ Paul G. Allen
--------------------------------  --------   --------------------------------
                                   (Date)          (Name of Partnership)

                                             By
--------------------------------  --------     --------------------  --------
(Second Party, If Joint Account)   (Date)        (General Partner)    (Date)

                                 (Corporation)

                       ---------------------------------
                             (Name of Corporation)

(Seal)

Attest                                    By
      ------------------------  --------    ----------------------  --------
                                 (Date)                              (Date)

Title                                     Title
     -------------------------                 -----------------------------

                               LENDING AGREEMENT

To: Alex. Brown & Sons
      INCORPORATED
135 E. Baltimore Street
Baltimore, Maryland 21202

     You are hereby specifically authorized to lend to yourselves, as principal or otherwise, or to others, any securities held by you on margin for any accounts of the undersigned or as collateral therefor, either separately or with other securities.

     This agreement shall inure to the benefit of your successors, by merger, consolidation or otherwise, and assigns, and you may transfer the account of the undersigned to any such successors or assigns.

                                  SIGNATURES

         (Individuals)                                 (Partnership)

       /s/ Paul G. Allen
--------------------------------  --------   --------------------------------
                                   (Date)          (Name of Partnership)

                                             By
--------------------------------  --------     --------------------  --------
(Second Party, If Joint Account)   (Date)        (General Partner)    (Date)

                                 (Corporation)

                       ---------------------------------
                             (Name of Corporation)

(Seal)

Attest                                    By
      ------------------------  --------    ----------------------  --------
                                 (Date)                              (Date)

Title                                     Title
     -------------------------                 -----------------------------

BRANCH MANAGER APPROVAL
                                          ----------------------------------
                                                     (Signature)